UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respects thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 1, 2022, the Company’s Board of Directors appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The appointment of KPMG is also subject to the approval of the Company’s shareholders at the Company’s 2022 Annual General Meeting of Shareholders. On June 1, 2022 Ernst & Young LLP, (“EY”) tendered its resignation as the Company’s independent registered public accounting firm.

The selection of KPMG as the Company’s independent registered audit firm was recommended by the Company’s Audit Committee of the Board of Directors.

The audit reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2021 and 2020 and during the subsequent interim period through the date of this Current Report on Form 8-K (the “Report”)

(i)	there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in EY’s reports for such fiscal years; and

(ii)	there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, whereby EY issued an adverse opinion on our internal control over financial reporting as of December 31, 2020 as a result of the material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 relating to the timeliness and completeness of internal communication of certain relevant financial information within the Company as well as in controls that used such information.

The Company provided EY with a copy of this Report prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EY provide the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in accordance with Item 304(a) of Regulation S-K. A copy of the letter, dated June 6, 2022, furnished by EY in response to that request, is filed as Exhibit 16.1 to this Report.

During the two most recent fiscal years ended December 31, 2021 and 2020 and during the subsequent interim period through the date of this Report, neither the Company nor anyone acting on its behalf has consulted with KPMG regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit

16.1	Letter of Ernst & Young LLP, dated June 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2022	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer